NAVARRE CORPORATION


           Exhibit 11 - Statement Re: Computation of Per Share Earnings
                       (In thousands, except per share data)

                                   Three Months Ended Nine Months Ended
                                      December 31,       December 31,

    |                              |1996    | 1995    |1996    | 1995  |
    --------------------------------------------------------------------
    |Primary                       |        |         |        |       |
    --------------------------------------------------------------------
    |Weighted average shares       | 6,770  |  6,444  | 6,654  |  6,418|
    |outstanding                   |        |         |        |       |
    --------------------------------------------------------------------
    |Net effect of dilutive stock  |        |         |        |       |
    |options                       |        |         |        |       |
    --------------------------------------------------------------------
    |  and warrants - based on the |        |         |        |       |
    |treasury                      |        |         |        |       |
    --------------------------------------------------------------------
    |  stock method using the      |        |         |        |       |
    |higher of the                 |        |         |        |       |
    --------------------------------------------------------------------
    |  year end or average market  |        |         |        |       |
    |price                         |        |         |        |       |
    --------------------------------------------------------------------
    |Total                         | 6,770  |  6,444  | 6,654  |  6,418|
    --------------------------------------------------------------------
    |Net income (loss)             |        |         |        |       |
    |                              |(1,145) |    949  | (851)  |  1,000|
    --------------------------------------------------------------------
    |Net income (loss)             |        |         |        |       |
    --------------------------------------------------------------------
    |    per common shares         |        |         |        |       |
    |                              | (.17)  |    .15  | (.13)  |    .16|
    --------------------------------------------------------------------